UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.    )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GLACIER BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GLACIER BANCORP, INC.

49 Commons Loop

Kalispell, Montana 59901

SUPPLEMENT TO THE PROXY STATEMENT

For the Annual Meeting of Shareholders

To be Held on April 29, 2020

The following information relates to the proxy statement (the "Proxy Statement") of Glacier Bancorp, Inc. (the "Company") dated March 16, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2020 Annual Meeting of Shareholders and any adjournment or postponement thereof, to be held on Wednesday April 29, 2020 beginning at 9:00 a.m. Mountain Time. All capitalized terms used in this Supplement to the Proxy Statement and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 9, 2020.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION

WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2020

Dear Shareholder:

Beginning on March 16, 2020, we mailed our Notice of Annual Meeting of Shareholders to be held Wednesday, April 29, 2020. Since that date, significant developments have occurred in the states in which we do business and the nation regarding the COVID-19 pandemic. We write to you today to advise that because of these unprecedented developments, Glacier Bancorp has made the decision to hold the annual meeting as a “virtual” meeting. The virtual meeting will be conducted via an audio webcast instead of an in-person meeting in light of recent guidance from the Centers for Disease Control and Prevention (CDC) and the Montana Governor’s Directives prohibiting all public and private gatherings and the requirement of a 14 day quarantine for non-work travelers to Montana. The virtual meeting will enable the same opportunity to participate as our in-person meeting.

The process for a “virtual” shareholder meeting is outlined below:

Access to the Audio Webcast. The audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Mountain Daylight Time on Wednesday, April 29, 2020. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system.  We encourage you to access the meeting prior to the start time.

Log-in Instructions. To participate in the Annual Meeting, log in at www.virtualshareholdermeeting.com/GBCI2020. You will need to log in with the unique control number included on your proxy card if you intend to ask questions or vote at the meeting. No unique control number is needed if you intend to listen only. We recommend that you log in 5-10 minutes before the meeting to ensure that you are logged in when the meeting starts.

Submitting Questions at the Annual Meeting. Once access to the Annual Meeting is open, shareholders logged in with their unique control number may submit questions on www.virtualshareholdermeeting.com/GBCI2020. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Voting Your Shares Now or at the Annual Meeting. To vote now, follow the instructions on your proxy card and please vote promptly via internet (www.proxyvote.com) or phone (1-800-690-6903) or by completing and mailing your proxy card. You may vote your shares at the Annual Meeting if you log in with your unique control number.

We appreciate your continued trust and support. Thank you for your cooperation and understanding.

Sincerely,

Randy Chesler

President and CEO

Important Information

This Supplement should be read in conjunction with the Company’s Proxy Statement. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other information contained in the Proxy Statement.

The Proxy Statement and Annual Report are available on our Investor Relations website at www.glacierbancorp.com. Additionally, you may access our proxy materials at www.proxyvote.com.

The date of this Supplement is April 9, 2020.